Exhibit 16.1

Paritz & Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201)342-7753 Fax: (201) 342-7598

November 12, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Empire Global Gaming Inc. dated November 12, 2018. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Paritz & Company, P.A.